VILLAGE SUPER MARKET, INC.
                           EXECUTIVE OFFICES
                          733 Mountain Avenue
                      Springfield, New Jersey 07081
                         Phone:  (973) 467-2200
                          Fax:  (973) 467-6582



       Village Super Market, Inc. Announces Passing of Co-Founder


Contact:    Kevin Begley, CFO
            (973) 467-2200 - Ext. 220
            Kevin.Begley@Wakefern.com


     Springfield, New Jersey - August 11, 2009 - Village Super Market, Inc. (NSD-VLGEA) announced today that its Co-founder, President and Director, Perry Sumas, passed away on August 7, 2009 at the age of 94. James Sumas, Chairman of the Board, stated: "Village will grieve the loss of Perry as both a strategic and emotional leader. Perry Sumas has embodied the essence of Village Super Market since the Company's inception in 1937. His energy, business sense, and fearless personality have driven a local grocery store into a $1.2 billion supermarket company. He will be greatly missed."

     Village Super Market, Inc. operates a chain of 26 supermarkets under the Shop Rite name in New Jersey and Eastern Pennsylvania. Village is the 2nd largest member of Wakefern Food Corporation, the nation's largest retailer-owned food cooperative.